Exhibit 10.6A

HOMETRUST BANK

EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME MASTER AGREEMENT

JOINDER AGREEMENT NUMBER 5 FOR F. ED BROADWELL, JR.

WHEREAS, F. Ed Broadwell, Jr. (the “Executive”) is a participant in the HomeTrust Bank Executive Supplemental Retirement Income Master Agreement (the “Master Agreement”); and

WHEREAS, the Executive is entitled to benefits under the Master Agreement pursuant to Joinder Agreement Number 1 dated March 17, 1994, Joinder Agreement Number 2 dated August 21, 1996, Joinder Agreement Number 3 dated March 1, 1998 (including Amendments No. 1 and 2 dated December 18, 2000 and June 20, 2005, respectively), and Joinder Agreement Number 4 dated August 1, 2003, which provides for a separate benefit under the Master Agreement and pursuant to which the parties entered into an Acknowledgement dated     , 2010 (the “Acknowledgement”); and

WHEREAS, HomeTrust Bank (the “Bank”) and the Executive desire to amend, restate, and supplement the aforementioned Joinder Agreements (other than the separate benefit provided under Joinder Agreement Number 4 and the Acknowledgement) with this Joinder Agreement, which shall be known as Joinder Agreement Number 5.

Accordingly, the Bank and the Executive hereby agree, for good and valuable consideration, the value of which is hereby acknowledged, that the Executive, who is currently a participant under the Master Agreement (as such Master Agreement may now exist or hereafter be modified), shall be provided a Supplemental Retirement Income Benefit under this Joinder Agreement Number 5 and the Master Agreement. This Joinder Agreement Number 5 shall reflect the Executive’s entire benefit under the Master Plan, including all preceding Joinder Agreements, but specifically excluding the separate benefit provided under Joinder Agreement Number 4 and the Acknowledgement. For purposes of Section 409 of the Code, the preceding sentence shall not be interpreted as nullifying and replacing the Executive’s benefits previously provided under the previous Joinder Agreements, but rather consolidating and supplementing those benefits under this Joinder Agreement Number 5.

1. The effective date of this Joinder Agreement Number 5 is February 1, 2010.

2. The Supplemental Retirement Income Benefit shall be an annual benefit equal to sixty percent (60%) of the Executive’s highest average compensation for a three (consecutive or nonconsecutive) calendar year period preceding the date the Executive experiences a Separation from Service under the Master Agreement (which period may include the calendar year in which the Separation from Service occurs). This amount shall be known as the “Highest Average Compensation”. For this purpose, only base salary, bonus compensation and amounts deferred from the Executive’s compensation pursuant to an elective deferral by the Executive (regardless of whether the compensation is deferred into a tax-qualified plan or a nonqualified plan) shall be taken into account. Notwithstanding the foregoing, the Executive’s Supplemental Retirement Income Benefit under this paragraph 2 shall not be less than $350,000, nor more than $425,000.

3. The Payout Period for the Supplemental Retirement Income Benefit shall be twenty (20) years.

4. In addition to the Supplemental Retirement Income Benefit under Paragraph 2, the Executive shall be entitled to a separate, additional retirement benefit (the “Additional Benefit”) under the Master Agreement. The Additional Benefit shall be comprised of twenty (20) annual payments, as follows:

Payout Year	Amount
1	$7,200.00
2	$7,788.00
3	$8,414.52
4	$9,081.85
5	$9,792.41
6	$10,548.76
7	$11,353.60
8	$12,209.77
9	$13,120.29
10	$14,088.34
11	$15,117.27
12	$16,210.63
13	$17,372.16
14	$18,605.80
15	$19,915.72
16	$22,885.62
17	$26,004.01
18	$29,278.33
19	$32,716.35
20	$36,326.28

5. The Supplemental Retirement Income Benefit and Additional Benefit shall commence on the first day of the month following the Executive’s Separation from Service, except as required to comply with Section 409A of the Code. Each year’s annual benefit shall be paid in twelve equal monthly installments. The Supplemental Retirement Income Benefit and Additional Benefit are 100 percent vested.

6. In the event of the Executive’s death prior to the receipt of his entire Supplemental Retirement Income Benefit and Additional Benefit, the monthly payments shall continue to be paid for the balance of the Payout Period to his Beneficiary as designated in this Joinder Agreement Number 5 (or a subsequent valid Beneficiary designation), or in the absence of such designation as provided under the Master Agreement.

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7. That portion of the Executive’s Supplemental Retirement Income Benefit that was earned and vested as of December 31, 2004, shall be treated as a Pre-2005 Benefit, and as such not subject to Section 409A of the Code, as provided for under the Master Agreement. The portion of the Supplemental Retirement Income Benefit that was earned and vested thereafter and the Additional Benefit shall be determined and paid in accordance with Section 409A of the Code.

8. All capitalized terms under this Joinder Agreement Number 5 shall have the same meaning as under the Master Agreement, unless specifically defined herein.

The Executive hereby designates the following person(s) as his Beneficiary of the Supplemental Retirement Income Benefit and Additional Benefit provided under this Joinder Agreement Number 5. The Executive is aware that he can subsequently change such Beneficiary designation by submitting to the Administrator, at any subsequent time, a new written designation of primary and secondary Beneficiaries to whom payment shall be made in the event of the Executive’s death prior to the complete distribution of the Supplemental Retirement Income Benefit and Additional Benefit under this Joinder Agreement Number 5. The Executive understands that any Beneficiary designation made subsequent to the execution of this Joinder Agreement Number 5 relating to this Supplemental Retirement Income Benefit and Additional Benefit shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

PRIMARY BENEFICIARY:

SECONDARY BENEFICIARY:

This document constitutes an individual agreement with the Executive and not a “plan” or a “benefit plan” for accounting purposes. The document shall be administered and interpreted accordingly.

This Joinder Agreement Number 5 has been executed by the parties on this          day of                     , 2010, but is effective for all purposes (other than as required under Section 409A of the Code) on February 1, 2010.

F. Ed Broadwell, Jr.	(Date)

HomeTrust Bank

By
	(Bank’s duly authorized Officer)	(Date)

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HOMETRUST BANK

EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME

JOINDER AGREEMENT #4 FOR F. ED BROADWELL, JR.

HomeTrust Bank, formerly The Hometown Bank/Clyde Savings Bank, S.S.B., (the “Bank”) and F. Ed Broadwell, Jr. (the “Executive”) hereby agree, for good and valuable consideration, the value of which is hereby acknowledged, that the Executive, who currently is a participant in the Executive Supplemental Retirement Income Master Agreement (“Master Agreement”) established as of July 1, 1993, by the Bank (as such Master Agreement may now exist or hereafter be modified), shall be entitled to a separate additional retirement income benefit (the “Separate Retirement Income Benefit”) under this Joinder Agreement #4 pursuant to the Master Agreement that is in addition to, and separate and distinct from, the Supplemental Retirement Income Benefit provided to the Executive pursuant to the Master Agreement as reflected in Joinder Agreement dated March 17, 1994 (“Joinder Agreement #1”), Joinder Agreement #2 effective as of August 21, 1996, and Joinder Agreement #3 effective as of March 1, 1998. This Joinder Agreement #4 shall become effective as of August 1, 2003.

The Separate Retirement Income Benefit is granted by the Bank in cancellation and termination of the Executive’s right to participate in the Director Emeritus Plan of the Bank. Accordingly, the parties agree that the Executive’s participation in the Director Emeritus Plan of the Bank shall terminate, cease and determine as of August 1, 2003 and that he shall not be entitled to any benefits under such Director Emeritus Plan, now or in the future, and that the benefits formerly provided to him under such Director Emeritus Plan as reflected in Joinder Agreements dated July 31, 1995, August 21, 1996, and March 1, 1998 are cancelled and terminated as of August 1, 2003.

The Separate Retirement Income Benefit shall be in the annual amount of $22,800 subject to an annual increase of 4% per year commencing with the second year of the Pay Out Period (as defined below) and continuing through the fifteenth year of the Pay Out Period (i.e., 14 annual adjustments). No further annual adjustments shall be made after the fifteenth year of the Pay Out Period. For example, the annual benefit in the second and third years of the Pay Out Period shall be $23,712 and $24,600, respectively.

The “Pay Out Period” shall be 20 years commencing one month after the earlier of the date the Executive attains age 70 or his date of death (the “Benefit Commencement Date”). The annual amount of the Separate Retirement Income Benefit shall be paid in 12 equal monthly installments during each year of the Pay Out Period.

In the event of the death of the Executive prior to his receipt of the Separate Retirement Income Benefit for the entire Pay Out Period, then monthly installments will be paid for the balance of the Pay Out Period to his Beneficiary or in the absence of such designation as provided under the Master Agreement.

The Executive hereby designates the following as his “Beneficiary” of the Separate Retirement Income Benefit provided under this Joinder Agreement #4. The Executive is aware that he can subsequently change such designation by submitting to the Administrator, at any subsequent time, a new written designation of primary and secondary Beneficiaries to whom payment shall be made in the event of the Executive’s death prior to complete distribution of the Separate Retirement Income Benefit under this Joinder Agreement #4. The Executive understands that any Beneficiary designation made subsequent to execution of this Joinder Agreement #4 relating to the Separate Retirement Income Benefit shall become effective only when receipt thereof is acknowledged in writing by the Adminstrator.

PRIMARY BENEFICIARY:

SECONDARY BENEFICIARY:

This Joinder Agreement #4 has been executed by the parties on this              day of September, 2003 (but effective August 1, 2003).

By	/s/ F. Ed Broadwell, Jr.	9/22/03
	F. Ed Broadwell, Jr.	(Date)

ATTEST:

By	/s/	10/27/03
	(Bank’s duly authorized Officer)	(Date)

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ACKNOWLEDGEMENT

REGARDING PAYMENTS UNDER

THE EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME JOINDER

AGREEMENT NUMBER 4 FOR F. ED BROADWELL, JR.

This Acknowledgement is entered into this 11th day of March, 2010, between HomeTrust Bank (the “Bank”) and F. Ed Broadwell, Jr. (the “Executive”).

WHEREAS, the Bank and the Executive have entered into an agreement regarding the Executive’s benefits under the Executive Supplemental Retirement Income Master Agreement (the “Master Agreement”), as set forth in Joinder Agreement Number 4, which became effective August 1, 1993 (the “Joinder Agreement”) (together the “SERP Agreement”).

WHEREAS, the Executive’s SERP Agreement would, by its terms, not be subject to Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”).

WHEREAS, the Joinder Agreement provided that the Executive’s benefits under the Master Agreement would commence upon the Executive’s attainment of age 70 and continue for twenty years.

WHEREAS, through no action or election of the Executive, the benefits did not commence at that time, and the failure to timely pay the benefits was inadvertent by the Bank.

WHEREAS, as of the date of this Agreement, fourteen monthly payments are due the Executive under the Joinder Agreement that were inadvertently not paid by the Bank.

WHEREAS, the Bank desires to make the late payments to the Executive at this time and to thereafter make payments in accordance with the terms of the Joinder Agreement.

Based upon the foregoing, payments will be made under the Joinder Agreement as follows:

1. The Bank shall pay the Executive the previously unpaid amounts due under the Joinder Agreement through the date of this Acknowledgement (the “Unpaid Amounts”) in a cash lump sum within five (5) days of the date of this Acknowledgement.

2. The Bank shall pay the Executive the balance of the payments due him under the Joinder Agreement in such amounts and at such times as required under the Joinder Agreement.

3. The Bank acknowledges and agrees that (a) the failure to pay the Unpaid Amounts was inadvertent and not on account of an election by the Executive, nor any agreement by the Bank and the Executive, to defer the receipt of such payments, and (b) such failure was not pursuant to the Bank’s exercise of discretion under the terms of the SERP Agreement.

4. If the failure to pay the Unpaid Amounts is determined to be a “material modification” (within the meaning of Section 409A) of the Joinder Agreement or SERP Agreement so as to cause the Joinder Agreement or SERP Agreement to be subject to Section 409A (which determination may be made from time to time, such as upon a change in control or a proposed acceleration of the Plan benefit), then (a) the Joinder Agreement shall be considered amended to pay the Executive’s benefits as provided for in Paragraphs 1 and 2 above, and (b) such payments shall be made in accordance with and subject to the terms of the Master Agreement as previously amended to comply with Section 409A. Notwithstanding the foregoing, this Paragraph 4 shall not apply if the failure to pay the Unpaid Amounts is not determined to be a material modification under Section 409A.

Acknowledgement has been executed by the parties this 11th day of March, 2010.

HomeTrust Bank		Executive

By:	/s/ Dana L. Stonestreet	/s/ F. Ed Broadwell, Jr.
Its:	President/COO	F. Ed Broadwell, Jr.

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